FINAL TABULATION



February 27, 2003

Ms. Lisa Hathaway
Pacific American Income Shares
117 East Colorado Blvd. 6th floor
Pasadena, CA 91105

Dear Lisa,



As requested, we have tabulated the
vote cast at the Annual Meeting of
Shareholders of Pacific American
Income Shares held on May 7, 2002.
The results of this tabulation are as
follows:

We certify that the number of shares
issued, outstanding and eligible to
vote as of the record date of March
08, 2002 were 9,389,261.4380.
Representing eligible votes. We
tabulated 1,171 proxies representing
8,490,575.9840 shares or 90.4285
percent of the eligible voting shares.



1.	Election of Trustees:


FOR
ABSTAIN
Ronald J. Arnault
8,339,897.6580
150,678.3260
John E. Bryson
8,337,509.6580
153,066.3260
Anita l. DeFrantz
8,314,463.4100
176,112.5740
William G. McGagh
8,313,788.1350
176,787.8490
Ronald L. Olson
8,339,880.6580
150,695.3260
William E.B. Siart
8,340,872.6830
149,703.3010
Louis A. Simpson
8,338,448.5940
152,127.3900








Sincerely,





Richard Eaton

Account Manager

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